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                                                                       EXHIBIT C


                             JOINT FILING AGREEMENT





         THE UNDERSIGNED DO HEREBY ACKNOWLEDGE AND AGREE THAT THE SCHEDULE 13D, OF WHICH THIS AGREEMENT IS AN EXHIBIT, IS FILED ON BEHALF OF ALL OF THE UNDERSIGNED.




AUGUST 9, 2002.





HENCIE INTERNATIONAL, INC.


BY:      /s/ ANWAR FATEHDIN
         ----------------------------------------
NAME:    ANWAR FATEHDIN
TITLE:   PRESIDENT AND CHIEF EXECUTIVE OFFICER





/s/ ANWAR FATEHDIN
-------------------------------------------------
ANWAR FATEHDIN